UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2025

OLD POINT FINANCIAL CORPORATION

 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Queen Street

Hampton, Virginia 23669

(Address of principal executive offices)  (Zip Code)

(757) 728-1200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.00 par value	OPOF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 3, 2025, Old Point Financial Corporation, a Virginia corporation (“Old Point”) and TowneBank, a Virginia banking corporation, issued a joint press release announcing that, on April 2, 2025, TowneBank, Old Point and The Old Point National Bank of Phoebus, a nationally chartered banking association and wholly owned subsidiary of Old Point (“Old Point Bank”), have entered into an Agreement and Plan of Merger, pursuant to which Old Point will merge with and into TowneBank, with TowneBank surviving and immediately thereafter and contemporaneously therewith, Old Point Bank will merge with and into TowneBank, with TowneBank surviving (the “Transaction”). A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Also on April 3, 2025, TowneBank released a presentation to investors about the Transaction. A copy of the presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Joint Press Release, dated April 3, 2025.

Exhibit 99.2	Investor Presentation of TowneBank, dated April 3, 2025.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This communication contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the beliefs, expectations, or opinions of TowneBank and Old Point and their respective management teams regarding future events, many of which, by their nature, are inherently uncertain and beyond the control of TowneBank and Old Point. Forward-looking statements may be identified by the use of such words as: “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional terms, such as “will,” “would,” “should,” “could,” “may,” “likely,” “probably,” or “possibly.” These statements may address issues that involve significant risks, uncertainties, estimates, and assumptions made by management, including statements about (i) the benefits of the transaction, including future financial and operating results, cost savings, enhancement to revenue and accretion to reported earnings that may be realized from the transaction and (ii) TowneBank’s and Old Point’s plans, objectives, expectations and intentions and other statements contained in this communication that are not historical facts. In addition, these forward-looking statements are subject to various risks, uncertainties, estimates and assumptions with respect to future business strategies and decisions that are subject to change and difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Although TowneBank’s and Old Point’s respective management teams believe that estimates and assumptions on which forward-looking statements are based are reasonable, such estimates and assumptions are inherently uncertain. As a result, actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the business of Old Point or Old Point Bank may not be successfully integrated into TowneBank, or such integration may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the transaction may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the transaction, including adverse effects on relationships with employees and customers, may be greater than expected; (4) the possibility that the transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); (5) the outcome of any legal proceedings that may be instituted against TowneBank or Old Point; (6) the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between TowneBank and Old Point; (7) reputational risk and potential adverse reactions of TowneBank or Old Point’s customers, employees or other business partners, including those resulting from the announcement or completion of the transaction; (8) the dilution caused by TowneBank’s issuance of additional shares of its capital stock in connection with the transaction; (9) the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters; (10) economic, legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which TowneBank and Old Point are engaged; (11) competitive pressures in the banking industry that may increase significantly; (12) changes in the interest rate environment that may reduce margins and/or the volumes and values of loans made or held as well as the value of other financial assets held; (13) an unforeseen outflow of cash or deposits or an inability to access the capital markets, which could jeopardize TowneBank’s or Old Point’s overall liquidity or capitalization; (14) changes in the creditworthiness of customers and the possible impairment of the collectability of loans; (15) insufficiency of TowneBank’s or Old Point’s allowance for credit losses due to market conditions, inflation, changing interest rates or other factors; (16) adverse developments in the financial industry generally, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; (17) general economic conditions, either nationally or regionally, that may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit or other services; (18) unusual and infrequently occurring events, such as weather-related or natural disasters, acts of war or terrorism, or public health events; (19) cybersecurity threats or attacks, whether directed at TowneBank or Old Point or at vendors or other third parties with which TowneBank or Old Point interact; (20) the implementation of new technologies, and the ability to develop and maintain reliable electronic systems; (21) changes in business conditions; (22) changes in the securities market; and (23) changes in the local economies with regard to TowneBank’s and Old Point’s respective market areas.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in TowneBank’s reports filed with the Federal Deposit Insurance Corporation (“FDIC”) or Old Point’s reports filed with the U.S. Securities and Exchange Commission (“SEC”). TowneBank and Old Point undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities of Old Point or TowneBank or a solicitation of any vote or approval. In connection with the transaction, Old Point will file with the SEC a preliminary proxy statement, which will include an offering circular with respect to the common stock of TowneBank. Old Point will deliver a definitive proxy statement/offering circular to its shareholders seeking approval of the transaction and related matters. In addition, each of TowneBank and Old Point may file other relevant documents concerning the proposed transaction with the FDIC and the SEC, respectively.

Investors, TowneBank shareholders and Old Point shareholders are strongly urged to read the definitive proxy statement/offering circular regarding the proposed transaction when it becomes available and other relevant documents filed with the FDIC and SEC, as well as any amendments or supplements to those documents, because they will contain important information about TowneBank, Old Point and the proposed transaction. Free copies of the definitive proxy statement/offering circular, as well as other filings containing information about Old Point, may be obtained after their filing at the SEC’s website (http://www.sec.gov). In addition, free copies of the definitive proxy statement/offering circular, when available, also may be obtained by directing a request by telephone or mail to Old Point Financial Corporation, 101 East Queen Street, Hampton, Virginia 23669, Attention: Investor Relations (telephone: (757) 728-1743), or by accessing Old Point’s website at https://www.oldpoint.com under “Investor Relations.” Free copies of filings containing information about TowneBank may be obtained after their filing at the FDIC’s website (https://www.fdic.gov/). The documents described above also may be obtained by directing a request by telephone or mail to TowneBank, 6001 Harbour View Boulevard, Suffolk, Virginia 23435, Attention: Investor Relations (telephone: (757) 638-6794), or by accessing TowneBank’s website at https://townebank.com under “Investor Relations.” The information on TowneBank’s and Old Point’s websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the FDIC or SEC.

Participants in the Solicitation

TowneBank, Old Point, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Old Point in connection with the transaction. Information about the interests of the directors and executive officers of TowneBank and Old Point and other persons who may be deemed to be participants in the solicitation of shareholders of Old Point in connection with the transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement/offering circular related to the transaction, which will be filed by Old Point with the SEC.

Information about the directors and executive officers of TowneBank and their ownership of TowneBank common stock is also set forth in the definitive proxy statement for TowneBank’s 2025 Annual Meeting of Shareholders, as filed with the FDIC on Schedule 14A on April 2, 2025. Information about the directors and executive officers of TowneBank, their ownership of TowneBank common stock, and TowneBank’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationship and Related Transactions, and Director Independence” included in TowneBank’s annual report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the FDIC on February 28, 2025, and in the sections entitled “Election of Directors – Proposal One,” “Ownership of Company Common Stock,” “Compensation Discussion and Analysis,” “Named Executive Officers Compensation,” “Compensation of Directors” and “Related Party Transactions” included in TowneBank’s definitive proxy statement in connection with its 2025 Annual Meeting of Shareholders, as filed with the FDIC on April 2, 2025. To the extent holdings of TowneBank common stock by the directors and executive officers of TowneBank have changed from the amounts of TowneBank common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the FDIC. Free copies of these documents may be obtained as described above.

Information about the directors and executive officers of Old Point and their ownership of Old Point common stock can also be found in Old Point’s definitive proxy statement in connection with its 2024 Annual Meeting of Shareholders, as filed with the SEC on April 17, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/740971/000114036124020305/ny20023777x1_def14a.htm) and other documents subsequently filed by Old Point with the SEC. Information about the directors and executive officers of Old Point, their ownership of Old Point common stock, and Old Point’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in Old Point’s annual report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 31, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000740971/000114036125011206/ef20039021_10k.htm), and in the sections entitled “Proposal One – Election of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” “Director Compensation,” “Executive Compensation” and “Interest of Management in Certain Transactions” included in Old Point’s definitive proxy statement in connection with its 2024 Annual Meeting of Shareholders, as filed with the SEC on April 17, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/740971/000114036124020305/ny20023777x1_def14a.htm). To the extent holdings of Old Point common stock by the directors and executive officers of Old Point have changed from the amounts of Old Point common stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Free copies of these documents may be obtained as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD POINT FINANCIAL CORPORATION
(Registrant)

By:	/s/ Robert F. Shuford Jr.
Name: Robert F. Shuford Jr.
Title: Chairman of the Board, President & Chief Executive Officer

Dated: April 3, 2025